EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	For additional	Thomas A. H. White
	information contact:	Vice President, Investor Relations
423.755.8996

Linnea R. Olsen
Director, Corporate Relations
207.575.4452

April 25, 2003

UnumProvident Corporation Reports

First Quarter of 2003 Results

Establishes 2003 Guidance Reflecting Restructuring Plan

Chattanooga, TN – UnumProvident Corporation (NYSE: UNM) today reported a net loss of $246.4 million ($1.02 per diluted common share) for the first quarter of 2003, compared to net income of $87.9 million ($0.36 per diluted common share) for the first quarter of 2002. Included in the net loss for the first quarter of 2003 is an increase in the Company’s group long-term income protection GAAP reserves of $454.0 million before tax, or $295.1 million after tax ($1.22 per diluted common share).

In April of 2003, the Company completed an analysis of its assumptions related to its group long-term income protection claim reserves. This analysis was initiated based on a trend in lower net claim recovery rates observed during the first quarter of 2003. The claim recovery rates during the first quarter were below expected levels and were lower than those experienced in the past three years. The analysis of emerging net claim recovery rates and the reasons driving the changes resulted in a reduction in the Company’s long-term expectations. Based on the analysis noted above, the Company increased its group long-term income protection claim reserves as of March 31, 2003 to reflect its current estimate of future benefit obligations. The analysis indicated not only a decrease in overall claim recovery rates, but a change in claim recovery rates by claim duration. This increase represents a 6.2 percent increase in total net group long-term income protection reserves as of March 31, 2003, which were $7.34 billion prior to this increase.

Also included in the net income (loss) for the first quarter are net realized after-tax investment losses of $57.6 million ($0.24 per diluted common share) in the first quarter of 2003 and $56.1 million ($0.23 per diluted common share) in the first quarter of 2002. The first quarter of 2003 also includes severance and pension benefits related to the previously announced management change totaling $9.8 million after tax ($0.04 per diluted common share). Excluding the impact of the reserve increase and the net realized investment losses, after-tax operating income for the first quarter of 2003 totaled $106.3 million ($0.44 per diluted common share) compared to $151.1 million ($0.62 per diluted common share) for the first quarter of 2002.

Included in the first quarter of 2002 net income is a write-down of goodwill of $11.0 million before tax, or $7.1 million after tax ($0.03 per diluted common share). The Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in the first quarter of 2002. The transitional impairment tests of goodwill resulted in the write-down, which was reported as a cumulative effect of accounting principle change.

A reconciliation from after-tax operating income, excluding the reserve increase, net realized investment loss, and cumulative effect of accounting principle change, to net income (loss) is as follows:

($ in millions, except share data)	Three Months Ended March 31
	2003	2002
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$106.3	$151.1
Reserve Increase, net of tax	(295.1)	—

Operating Income (Loss) Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	(188.8)	151.1
Net Realized Investment Loss, net of tax	(57.6)	(56.1)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	(246.4)	95.0
Cumulative Effect of Accounting Principle Change	—	(7.1)

Net Income (Loss)	$(246.4)	$87.9

Per Diluted Common Shares
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$0.44	$0.62
Reserve Increase, net of tax	(1.22)	—

Operating Income (Loss) Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change, net of tax	(0.78)	0.62
Net Realized Investment Loss, net of tax	(0.24)	(0.23)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	(1.02)	0.39
Cumulative Effect of Accounting Principle Change, net of tax	—	(0.03)

Net Income (Loss)	$(1.02)	$0.36

2003 Guidance

The Company has established its guidance for 2003 operating income, excluding the reserve increase and net realized investment gains and losses, within a range of $1.70 to $1.80 per diluted common share. This guidance takes into account the impact of the Company’s financial restructuring plan announced today, including the dilution expected as a result of the proposed common stock offering, as well as the impact of the investment portfolio restructuring on future net investment income, the lower discount rates on new claim incurrals, and the Company’s projection of a continued challenging claims environment. Guidance on net realized investment gains and losses for 2003 is unavailable at this time.

Results by Segment

Effective January 1, 2003, the Company has adjusted its reporting segments to more closely reflect the manner in which it manages its business internally and will be reporting on this new segment basis beginning with the first quarter of 2003. The Income Protection segment contains the results of its group income protection lines of business (both long-term and short-term income protection), the individual income protection line, the long-term care lines of business (both group and individual), and the disability services line. The Life and Accident segment contains the results of the group life line of business, the accidental death and dismemberment line, and the voluntary life and other lines written through the brokerage distribution system. The Colonial segment contains the results of Colonial Life & Accident Insurance Company, a wholly owned subsidiary of the Company. The Colonial segment markets products through an agency field distribution system to groups of employees through payroll deduction at the workplace. The Other segment contains the results from products no longer actively marketed, and the Corporate segment includes investment earnings on corporate assets not specifically allocated to a line of business, corporate interest expense, and certain corporate expenses.

The Income Protection segment reported an operating loss before net realized investment gains and losses and federal income taxes of $353.8 million, including the reserve increase of $454.0 million for the group long-term income protection line of business. This compares to operating income before net realized investment gains and losses and federal income taxes (“operating income”) of $163.5 million in the first quarter of 2002 and $151.9 million in the fourth quarter of 2002.

Within the segment, the group income protection line reported an operating loss of $423.7 million in the first quarter of 2003. Operating income, excluding the reserve increase of $454.0 million, was $30.3 million compared to $87.0 million in the prior year first quarter and $75.6 million in the fourth quarter of 2002. The lower earnings in the quarter relative to a year ago are the result of a decline in net claim recoveries in the long-term income protection line of business, as well as lower earnings in the short-term income protection line.

Also within this segment, the individual income protection line of business reported operating income of $60.2 million, compared to operating income of $67.5 million in the first quarter of 2002 and $64.7 million in the fourth quarter of 2002. The decline in earnings was primarily the result of lower net claim recoveries in the quarter. The Company has begun to report separately the results of its recently issued individual income protection business from its closed block of individual income protection business. Operating income in the recently issued individual income protection business totaled $44.4 million in the first quarter of 2003 compared to $41.6 million in the first quarter of 2002. Operating income in the closed block of individual income protection business totaled $15.8 million in the first quarter of 2003 compared to $25.9 million in the first quarter of 2002.

Also within this segment, the long-term care line, which includes the results of both the group and individual long-term care lines, reported operating income of $5.8 million in the first quarter of 2003, compared to $4.8 million in the first quarter of 2002 and $6.0 million in the fourth quarter of 2002. Finally, the disability services line of business reported operating income of $3.9 million in the first quarter of 2003, compared to $4.2 million in the first quarter of 2002 and $5.6 million in the fourth quarter of 2002.

Premium income for the Income Protection segment increased 6.8 percent to $1,295.0 million in the first quarter of 2003, compared to $1,212.0 million in the first quarter of 2002. Within this segment, premium income for the group income protection line increased 6.4 percent to $762.1 million in the first quarter of 2003 from $716.4 million in the first quarter of 2002. Premium income for the individual income protection line increased 4.1 percent to $437.8 million in the first quarter of 2003 from $420.4 million in the first quarter of 2002. Within this line, premium income in the recently issued block of individual income protection increased 20.3 percent to $169.2 million in the first quarter of 2003 from $140.7 million in the first quarter of 2002. Premium income in the closed block of individual income protection declined 4.0 percent to $268.6 million in the first quarter of 2003 from $279.7 million in the first quarter of 2002. Finally within this segment, premium income for the long-term care line increased 26.5 percent to $95.1 million in the first quarter of 2003 from $75.2 million in the first quarter of 2002.

New annualized sales (submitted date basis) for group long-term income protection fully-insured products declined 14.1 percent to $67.9 million in the first quarter of 2003, from $79.0 million in the first quarter of 2002, while group long-term income protection administrative services only (ASO) premium equivalents totaled $1.3 million in the first quarter of 2003, compared to $2.4 million in the year ago quarter. New annualized sales (submitted date basis) for group short-term income protection fully-insured products declined 26.3 percent to $26.9 million in the first quarter of 2003, from $36.5 million in the first quarter of 2002, while group short-term income protection ASO premium equivalents increased 88.3 percent to $22.6 million in the first quarter of 2003, from $12.0 million in the year ago quarter. New annualized sales (paid for basis) for individual income protection increased 17.7 percent to $41.2 million in the first quarter of 2003 from $35.0 million in the first quarter of 2002.

Premium persistency in the Company’s long-term income protection block improved slightly to 87.0 percent for the first quarter of 2003 compared to 86.6 percent in the first quarter of 2002. Persistency also improved in the Company’s short-term income protection line of business to 85.2 percent in the first quarter of 2003 compared to 83.4 percent in the first quarter of 2002.

The Life and Accident segment reported operating income of $63.8 million in the first quarter of 2003, compared to $44.4 million in the first quarter of 2002 and $87.3 million in the fourth quarter of 2002. The improvement in results relative to the year ago quarter was primarily the result of improved experience in the group life line of business.

Premium income in this segment increased 6.4 percent to $476.8 million in the first quarter of 2003, compared to $448.0 million in the first quarter of 2002. New annualized sales (submitted date basis) in the group life line totaled $54.3 million in the first quarter of 2003, compared to $53.3 million in the first quarter of 2002. New annualized sales in the accidental death and dismemberment line of business totaled $6.7 million in the first quarter of 2003, compared to $9.9 million in the year ago quarter. New annualized sales in the brokerage voluntary life and other lines totaled $34.9 million in the first quarter of 2003 compared to $20.5 million in the first quarter of 2002.

Premium persistency in the Company’s group life line of business improved to 83.1 percent for the first quarter of 2003 compared to 81.4 percent in the first quarter of 2002.

The Colonial segment reported operating income of $35.2 million in the first quarter of 2003, compared to $33.0 million in the first quarter of 2002 and $36.2 million in the fourth quarter of 2002. Premium income for this segment increased 9.1 percent to $170.6 million in the first quarter of 2003, compared to $156.3 million in the first quarter of 2002. New annualized sales in this segment increased 8.8 percent to $59.6 million in the first quarter of 2003, from $54.8 million in the first quarter of 2002.

The Other segment, which includes results from products no longer actively marketed, reported operating income of $11.7 million in the first quarter of 2003, compared to $9.5 million in the first quarter of 2002 and $8.5 million in the fourth quarter of 2002.

The Corporate segment, which includes investment earnings on corporate assets not specifically allocated to a line of business, corporate interest expense, and certain corporate expenses, reported a loss of $54.2 million in the first quarter of 2003, compared to a loss of $29.0 million in the first quarter of 2002 and $50.9 million in the fourth quarter of 2002. The results in this segment for the first quarter of 2003 include $15.0 million related to the before-tax severance and pension benefits for the previously announced management change.

The net realized after-tax investment losses in the first quarter of 2003, which totaled $57.6 million, were comprised of gross realized before-tax investment losses and write-downs of $140.6 million and gross realized before-tax investment gains of $52.4 million, for net realized before-tax investment loss of $88.2 million. For the first quarter of 2002, net realized after-tax investment losses, which totaled $56.1 million, were comprised of gross realized before-tax investment losses and write-downs of $196.1 million, and gross realized before-tax investment gains of $110.4 million, for net realized before-tax investment loss of $85.7 million.

At March 31, 2003, book value per common share was $27.09, compared to $28.33 at December 31, 2002 and $23.58 at March 31, 2002. Book value per share excluding net unrealized gains and losses on securities was $23.15 at March 31, 2003, compared to $24.25 at December 31, 2002 and $23.84 at March 31, 2002.

UnumProvident Corporation senior management will host a conference call on Friday, April 25 at 9:00 a.m. (eastern) to discuss the results of operations for the first quarter and may include forward-looking information, such as guidance on future results or trends in operations, as well as other material information. The dial-in number is (913) 981-4900. Alternatively, a live webcast of the call will be available at www.unumprovident.com in a listen-only mode. About fifteen minutes prior to the start of the call, you should access the “Investor and Shareholder Information” section of our website. A replay of the call will be available by telephone and on our website through Thursday, May 1.

The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading return-to-work resources and disability expertise. UnumProvident is the world leader in protecting income and lifestyles through its comprehensive offering of group, individual, and voluntary benefits products and services. UnumProvident’s primary operations are in the United States, Canada and the U.K.

This press release describes securities that the Company intends to offer in the future and that, if sold, would represent new financing for the Company, but this press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. A copy of a written prospectus may be obtained from the prospectus department of the bookrunner, Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004.

A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative, regulatory, or tax changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections and experience, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of litigation, rating agency actions, regulatory actions, and negative media attention, the level of pension benefit costs and funding, investment results, including credit deterioration of investments, and effectiveness of product and customer support. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2002. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.

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DIGEST OF EARNINGS

(Unaudited)

UnumProvident Corporation (UNM:NYSE)

and Subsidiaries

($ in millions, except share data)	Three Months Ended March 31
	2003	2002
Operating Revenue Excluding Net Realized Investment Loss	$2,576.4	$2,416.2
Net Realized Investment Loss	(88.2)	(85.7)

Revenue	$2,488.2	$2,330.5

Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$106.3	$151.1
Reserve Increase, net of tax	(295.1)	—

Operating Income (Loss) Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	(188.8)	151.1
Net Realized Investment Loss, net of tax	(57.6)	(56.1)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	(246.4)	95.0
Cumulative Effect of Accounting Principle Change, net of tax	—	(7.1)

Net Income (Loss)	$(246.4)	$87.9

Per Common Share

Assuming Dilution:
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$0.44	$0.62
Reserve Increase, net of tax	(1.22)	—

Operating Income (Loss) Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	(0.78)	0.62
Net Realized Investment Loss, net of tax	(0.24)	(0.23)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	(1.02)	0.39
Cumulative Effect of Accounting Principle Change, net of tax	—	(0.03)

Net Income (Loss)	$(1.02)	$0.36

Average Shares Outstanding	241,619,379	244,119,569

Basic:
Operating Income Before Reserve Increase, Net Realized Investment Loss, and Cumulative Effect of Accounting Principle Change	$0.44	$0.62
Reserve Increase, net of tax	(1.22)	—

Operating Income (Loss) Before Net Realized Investment Loss and Cumulative Effect of Accounting Principle Change	(0.78)	0.62
Net Realized Investment Loss, net of tax	(0.24)	(0.23)

Income (Loss) Before Cumulative Effect of Accounting Principle Change	(1.02)	0.39
Cumulative Effect of Accounting Principle Change, net of tax	—	(0.03)

Net Income (Loss)	$(1.02)	$0.36

Average Shares Outstanding	241,619,379	242,597,271
Book Value	$27.09	$23.58
Book Value Excluding Net Unrealized Gains and Losses on Securities	$23.15	$23.84